UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2015, TOT Group Europe, Ltd. and ТOT Group Russia LLC (collectively, the “Purchasers”), each a subsidiary of Net Element, Inc. (the “Company”), entered into an Acquisition Agreement (the "Agreement") with Maglenta Enterprises Inc. and Champfremont Holding Ltd. (collectively, the “Sellers”) to acquire all of the issued and outstanding equity interests of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited (collectively, “PayOnline”). PayOnline’s business includes the operation of a protected payment processing system to accept bank card payments for goods and services.

The consideration for all of the equity interests of PayOnline will be a combination of cash and restricted (i.e., issued in reliance on an applicable exemption from registration and subject to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)) shares, payable in five installments and, if applicable, the extra payment as described below. The Agreement sets forth the determination of the value of such shares based on the closing sales price on the date before each applicable payment date and provides certain additional restrictions on trading of the Company's common stock. The Agreement provides that at no time will the Company issue shares of its common stock if such transaction would result in the issuance of more than 19.9% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). The first installment will be payable upon closing of the PayOnline acquisition and will consist of $3.6 million in cash and the restricted shares of the Company's common stock with a value, as of the trading date immediately preceding the effective date of the Agreement, of $3.6 million. The Purchasers have deposited the amount of the first installment with an escrow agent, to hold and disburse such first installment in accordance with the terms of the Escrow Agreement, dated as of May 20, 2015, among the Sellers, the Purchasers and Reznick Law, PLLC, as the escrow agent. The other four installments will be payable after the end of each applicable quarter for which the installment is calculated, and will consist of a combination of cash and the restricted shares of the Company's common stock, in each case equal to the earn-out. The earn out will be calculated based on PayOnline EBITDA for certain post-closing periods, multiplied by 1.35. Pursuant to the Agreement, the aggregate valuation of PayOnline on a debt-free basis will be $8,482,000, and the purchase price will not exceed such amount. If accounts receivable that relate to the PayOnline business during the first 12 months after the closing are in fact collected by PayOnline during the 15th calendar month after the closing, the extra payment (composed of 50% cash and 50% restricted shares of the Company's common stock) equal to: (i) the amount of abovementioned received accounts receivable multiplied by (ii) 1.35 will be due to the Sellers on the date specified in the Agreement.

At the end of the 12-month period following the issuance of restricted shares of the Company's common stock to the Sellers (“Guarantee Period”), the Purchasers will guaranty that the value of such stock then not sold by the Sellers will not be less than the value of such at the date of the issuance of such stock. Subject to certain conditions, if at the end of the Guarantee Period the value of the any such remaining stock is less than the value of such stock at the date of the issuance of such stock, the Purchasers will pay a cash amount equaling the difference between such values.

In addition, the Purchasers and the Sellers agreed to enter, not later than June 30, 2015, into a 3-year agreement with Anastasiadate.com family of websites on the conditions set forth in the Agreement. If for any reason such agreement is not entered into by June 30, 2015, the Sellers and the Purchasers agreed to use their best efforts to enter into such agreement not later than September 30, 2015. If the escrow agent does not receive such duly executed agreement with Anastasiadate.com family of websites by September 30, 2015, the escrow agent will be obligated under the Escrow Agreement to refund $600,000 and return the restricted shares of the Company's common stock with a value, as of the trading date immediately preceding the effective date of the Agreement, of $600,000.

On May 20, 2015, the Company entered into a Guaranty with the Sellers (the “Parent Guaranty”) pursuant to which the Company guaranteed the Purchasers’ payment obligations under the Agreement.

On May 20, 2015, Lacerta Management Ltd entered into a Guaranty (the “Seller’s Guarantor Guaranty”) pursuant to which Lacerta Management Ltd guaranteed to the Purchasers the accuracy of the Sellers’ and Payonline’s representations and warranties set forth in Section 3.2 and 3.3 of the of the Agreement and indemnity obligations set forth in Article 6 of the Agreement.

The consummation of the acquisition is subject to the satisfaction of the following conditions: (i) the delivery to the Purchasers of all of the issued and outstanding equity interests of PayOnline; (ii) the Sellers warranting that any profit earned by PayOnline in 2014 will remain in Payonline; (iii) no material adverse change to the business of PayOnline; (iv) the Sellers entering into non-compete and non-solicitation covenants; (v) PayOnline not having any outstanding pledges to pay dividends or to proceed any other settlements with its founders at closing; (vi) PayOnline obtaining a lease for the premises PayOnline currently occupies on the terms and conditions not less favorable than the current terms; (vii) PayOnline not having at closing any material overdue liabilities and certain other liabilities; (viii) during the period from the effective date of the Acquisition Agreement and closing, PayOnline having sufficient cash flow reserve to cover internal liabilities, including to pay in full to Payonline employees all outstanding amounts of bonuses and salaries for 2014; (ix) PayOnline having sufficient funds rolling reserves and payments due to merchants; and (x) other customary closing conditions set forth in the Agreement.

The parties to the Agreement intend to close the transactions contemplated in the Agreement as soon as the conditions to closing are satisfied. The Purchasers are entitled to the full economic benefit from the acquisition of PayOnline from the effective date of the Agreement.

The above description of the Agreement, the Escrow Agreement, the Parent Guaranty and the Seller’s Guarantor Guaranty is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Agreement, the Escrow Agreement, the Parent Guaranty and the Seller’s Guarantor Guaranty are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively and are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in the second paragraph of Item 1.01 of this Current Report are incorporated herein by reference. On May 27, 2015, the Company issued to the Sellers 4,768,212 shares of restricted common stock at the price of $0.755 per shares as part of the first installment payment under the Agreement. All such shares will be held in escrow by the escrow agent pursuant to the terms of the Escrow Agreement. Such shares of restricted common stock of the Company are issued to the Sellers in reliance upon Section 4(a)(2) of the Securities Act exemption from the registration requirements under the Securities Act.

Item 8.01	Other Events.

On May 27, 2015, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Acquisition Agreement, dated May 20, 2015, among TOT Group Europe Ltd., ТOT Group Russia LLC, Maglenta Enterprises Inc. and Champfremont Holding Ltd., Polimore Capital Limited, Brosword Holding Limited and other Target Companies listed in Exhibit B thereto

10.2	Escrow Agreement, dated May 20, 2015, among TOT Group Europe Ltd., ТOT Group Russia LLC, Maglenta Enterprises Inc., Champfremont Holding Ltd. and Reznick Law, PLLC

10.3	Guaranty, dated May 20, 2015, among Net Element, Inc., Maglenta Enterprises Inc. and Champfremont Holding Ltd.

10.4	Guaranty, dated May 20, 2015, by Lacerta Management Ltd in favor of TOT Group Europe Ltd., and ТOT Group Russia LLC

99.1	Press Release dated May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Acquisition Agreement, dated May 20, 2015, among TOT Group Europe Ltd., ТOT Group Russia LLC, Maglenta Enterprises Inc., Champfremont Holding Ltd., Polimore Capital Limited, Brosword Holding Limited and other Target Companies listed in Exhibit B thereto

10.2	Escrow Agreement, dated May 20, 2015, among TOT Group Europe Ltd., ТOT Group Russia LLC, Maglenta Enterprises Inc., Champfremont Holding Ltd. and Reznick Law, PLLC

10.3	Guaranty, dated May 20, 2015, among Net Element, Inc., Maglenta Enterprises Inc. and Champfremont Holding Ltd.

10.4	Guaranty, dated May 20, 2015, by Lacerta Management Ltd in favor of TOT Group Europe Ltd., and ТOT Group Russia LLC

99.1	Press Release dated May 27, 2015